UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 13, 2007

GeM Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33099	84-1553046
(Commission File Number)	(IRS Employer Identification No.)

870 111th Avenue, North, Suite No. 8
Naples, FL	34108
(Address of Principal Executive Offices)	(Zip Code)

(239) 592-1816
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

The information provided in Item 2.03 regarding the loan from FEQ Gas, LLC, a Delaware limited liability company (“FEQ”), to GeM Solutions, Inc. (the “Company”, “we”, or “us”) is hereby incorporated by reference.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2007, we entered into a Loan and Security Agreement (the “Loan Agreement”) with FEQ. Under the Loan Agreement, we issued a $100,000 principal amount Revolving Credit Note (the “Note”) to FEQ.  Our obligations under the Note and Loan Agreement are secured by substantially all of our assets and all of the assets of Compusven, Inc., a Florida corporation and our wholly-owned subsidiary (“Compusven”).

The loan accrues interest at a rate of 12% per annum.  Interest is payable monthly, on the last day of each month, commencing on July 31, 2007, and all principal amounts outstanding and interest accrued are due and payable on June 30, 2008.  The Note contains standard and customary events of default and various negative covenants that prohibit us from taking certain action without obtaining the prior written consent of FEQ.  Except with respect to a payment default, we have thirty (30) days following an event of default to cure such default.

In connection with the Loan Agreement and Note, we entered into an Intercreditor Agreement among FEQ and Trident Growth Fund, L.P., a Delaware limited partnership (“Trident”), wherein Trident, among other things, agreed to subordinate its security interest in all of our assets to the security interest of FEQ.

The descriptions of the Loan Agreement, Note, and Intercreditor Agreement set forth above are qualified in their entirety by reference to copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Loan and Security Agreement, dated July 13, 2007, by and between the Company and FEQ Gas, LLC.

10.2	Revolving Credit Note, dated July 13, 2007, made by the Company in favor of FEQ Gas, LLC.

10.3	Intercreditor Agreement, dated July 13, 2007, by and among the Company, FEQ Gas, LLC, and Trident Growth Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeM Solutions, Inc.

Date: July 17, 2007	By:	/s/ John E. Baker
John E. Baker
Chief Executive Officer